Exhibit 1.1
                                                 EXECUTION COPY


                      BEAR STEARNS MORTGAGE SECURITIES INC.

                            Pass-Through Certificates


                                 TERMS AGREEMENT


                                                         Dated: March 24, 1997

To:  BEAR STEARNS MORTGAGE SECURITIES INC.

Re:  Underwriting Agreement dated June 25, 1996

Series Designation:  Series 1997-3

Class Designation Schedule:  Class A-1

Terms of the Certificates:


                     Original Principal                          Pass-Through
Class                     Amount                                 Interest Rate

A-1                    $54,672,353.00                                 (1)

---------------------

(1) The effective per annum interest rate borne by the Certificates during each Interest Accrual Period with respect to a Distribution Date will equal a fraction, expressed as a percentage truncated at the fourth decimal place, the numerator of which is equal to the aggregate amount in respect of interest paid to the certificateholders for the related Interest Accrual Period multiplied by 12, and the denominator of which is the principal amount of the Certificates immediately prior to such Distribution Date.

Distribution Dates: With respect to each month, the 25th day of such month, or, if such is not a Business Day (as defined herein), then on the next successive Business Day. A "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed.

Certificate Rating: "Aaa" by Moody's Investors Service, Inc. and "AAA" by Fitch Investors Service, L.P.

Form of Certificates:  Book-entry (Depository Trust Company).

Trust Fund Assets: The Pooled Certificates to be included in the Trust Fund are as described in Schedule A hereto.

Purchase Price: The aggregate purchase price payable by the Underwriter for the Certificates covered by this Agreement will be 100.4% of the principal balance of the Certificates plus accrued interest from March 25, 1997 to, but not including, the Closing Date.

Closing Date:  March 27, 1997, 9:00 a.m., New York time

Miscellaneous Matters: (a) The Pooling and Servicing Agreement and the Mortgage Loan Schedule referred to in the Underwriting Agreement shall be deemed to be references to the Pooling Agreement and the Pooled Certificates Schedule, respectively;

(b) notices to the Underwriter shall be to the attention of Jeffrey Mayer and notices to the Company shall be to the attention of Joseph T. Jurkowski, Jr.

The undersigned, as sole Underwriter, agrees, subject to the terms and provisions of the above-referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of the Class of the above-referenced Series of Certificates set forth herein.

BEAR, STEARNS & CO. INC.



By:  /s/ Marshall Coburn
     Name: Marshall Coburn
     Title: Sr. Managing Director

Accepted:

BEAR STEARNS MORTGAGE SECURITIES INC.


By: /s/ Joseph Jurkowski
     Name:  Joseph Jurkowski
     Title: Vice President

                                   SCHEDULE A

                               POOLED CERTIFICATES

                                                                  Class %
Full Name of Series(1)                                            in Trust

Pooled FNMA Certificates
   Guaranteed REMIC Pass-Through Certificates,                     35.29%
   Fannie Mae REMIC Trust 1992-45, Class 45-Z
   Stripped Mortgage Backed Securities                             0.30%
   Trust Number 000252-CL, Class 2
   Guaranteed REMIC Pass-Through Certificates,                     48.90%
   Fannie Mae REMIC Trust, 1993-246, Class F
   Guaranteed REMIC Pass-Through Certificates,                     13.96%
   Fannie Mae REMIC Trust, 1997-G2, Class Z
   Pooled FHLMC Certificates
   Multiclass Mortgage Securities, Series 6003, Class SA           42.45%
   Multiclass Mortgage Participation Certificates,                 23.60%
   Series 1505, Class QB
   Multiclass Mortgage Participation Certificates                  36.37%
   Series 1603, Class SB
   Multiclass Mortgage Participation Certificates,                 20.53%
   Series 1723, Class SB
   Multiclass Mortgage Participation Certificates,                 47.05%
   Series 1869, Class TG
   Multiclass Mortgage Participation Certificates,                100.00%
   Series 1933, Class SA
   Modifiable and Combinable REMIC Certificates,                   10.44%
   Series 1933, Class SG

______________________

(1) Unless otherwise specified in a footnote to this Schedule A, the entire series was issued in book entry form.